CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" and “Financial Statements” in the Statement of Additional Information, each dated March 1, 2022, and each included in this Post-Effective Amendment No. 31 to the Registration Statement (Form N1-A, File No. 333-234030) of BNY Mellon ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 20, 2021, with respect to the financial statements and financial highlights of BNY Mellon US Large Cap Core Equity ETF, BNY Mellon US Mid Cap Core Equity ETF , BNY Mellon US Small Cap Core Equity ETF, BNY Mellon International Equity ETF, BNY Mellon Emerging Markets Equity ETF, BNY Mellon Core Bond ETF, BNY Mellon Short Duration Corporate Bond ETF and BNY Mellon High Yield Beta ETF, eight of the funds constituting BNY Mellon ETF Trust included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

February 23, 2022